LADD FURNITURE, INC. AND SUBSIDIARIES - Supplemental Financial Data
July 17, 1997            CONTACT: John J. Ong, CFA               (910) 888-6353


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

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                                                                            Quarters Ended*
In thousands, except per share data              3/30/96      6/29/96      9/28/96      12/28/96     3/29/97     6/28/97
Net sales                                      $ 135,260      123,483      120,447      118,267      123,368     125,572
Cost of sales                                    116,038      100,220       99,369       95,955      101,437     101,393
    Gross profit                                  19,222       23,263       21,078       22,312       21,931      24,179
Selling, general and administrative expenses      21,788       19,110       16,852       16,613       17,552      18,561

Restructuring expense                              5,149         (279)        (892)        (547)          --          --
    Operating income (loss)                       (7,715)       4,432        5,118        6,246        4,379       5,618
Other deductions:
    Interest expense                               2,660        3,058        3,182        3,169        3,005       2,719
    Other deductions (income), net                 1,284          317       (1,343)         141          521         194
                                                   3,944        3,375        1,839        3,310        3,526       2,913
Earnings (loss) before income taxes              (11,659)       1,057        3,279        2,936          853       2,705
Income tax expense (benefit)                      (4,664)        (108)       1,477        1,343          333       1,055
    Net earnings (loss)                        $  (6,995)       1,165        1,802        1,593          520       1,650
Net earnings (loss) per common share           $   (0.91)        0.15         0.23         0.21         0.07        0.21
Weighted average number of common
    shares outstanding                             7,725        7,723        7,721        7,720        7,720       7,737
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CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

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Dollar amounts in thousands                                  3/30/96    6/29/96    9/28/96   12/28/96    3/29/97    6/28/97
Assets
Current assets:
    Cash                                                    $  1,049        430      1,713        469        151        191
    Trade accounts receivable, net                            77,579     72,429     75,736     66,730     72,786     71,016
    Inventories                                               92,707     95,715     87,749     85,920     89,260     97,091
    Prepaid expenses and other current assets                 19,731     16,647      8,211      5,768      6,831      7,536
         Total current assets                                191,066    185,221    173,409    158,887    169,028    175,834
Property, plant and equipment, net                            82,652     82,633     78,543     74,729     68,580     67,648
Intangible and other assets, net                              78,900     79,996     81,088     81,415     80,551     79,668
                                                            $352,618    347,850    333,040    315,031    318,159    323,150
Liabilities and Shareholders' Equity Current liabilities:
    Current installments of long-term debt                  $  3,563      3,511      5,136      5,093      6,676      6,633
    Short-term bank borrowings                                 5,000       --         --         --         --         --
    Trade accounts payable                                    25,984     31,373     27,766     24,358     25,120     26,807
    Accrued expenses and other current liabilities            32,620     32,858     29,371     30,696     33,552     30,030
         Total current liabilities                            67,167     67,742     62,273     60,147     65,348     63,470
Long-term debt, excluding current installments               148,687    149,637    138,234    125,859    122,694    121,231
Deferred and other liabilities                                17,549     10,045     10,258      5,125      5,639     12,027
         Total liabilities                                   233,403    227,424    210,765    191,131    193,681    196,728
Total shareholders' equity                                   119,215    120,426    122,275    123,900    124,478    126,422
                                                            $352,618    347,850    333,040    315,031    318,159    323,150

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* The 1996 quarterly results reflect the company's sale of its Fournier
Furniture business effective February 26, 1996, and the liquidation of its Daystrom Furniture business during the second half of the year. During the second quarter of 1997, one of the company's business units changed its inventory accounting from the LIFO method to the FIFO method. The effect on the company's consolidated results of operations was immaterial. All quarterly information presented here has been restated to reflect this accounting change.